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                             SUBSCRIPTION AGREEMENT
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                                  EXHIBIT 10.23
                             SUBSCRIPTION AGREEMENT

                                                                   July 20, 2000

Ambient Corporation

Ladies and Gentlemen:

1(A) The undersigned hereby tenders this subscription and applies for the purchase of the number of shares of Common Stock, par value $0.001 (hereinafter, the "Common Stock") of Ambient Corporation (the "Company") set forth on the signature page of this agreement, at a purchase price of $2.00 per share (the "Shares"). Additionally, the undersigned shall receive a warrant in the form annexed hereto as Appendix I (the "Warrant") to purchase up to as many shares of the Company's Convertible Preferred Shares, par value $0.001 (hereinafter, the "CPS") as equal the number of shares of Common Stock being purchased pursuant to the subscription hereunder at an exercise price per share equal to the higher of
(i) $3.30 or (ii) 5% above the average closing price of a share of the Company's Common Stock for the 20 days immediately prior to the date hereof, as reported on the over-the-counter market, subject to a maximum exercise price of $6 per share. The shares of CPS issued or issuable upon exercise of the Warrants shall be automatically converted into shares of Common Stock of the Company immediately following (and subject) to the approval by the Company's stockholders, at the annual 2000 stockholders meeting (the "Annual 2000 Meeting"), of a proposal to increase the authorized shares of Common Stock that the Company is authorized to issue from time to time to at least such amount as will provide a sufficient pool of Common Stock for the exercise in full of the Warrant (such proposal hereafter referred to as the "Increase in Authorized Common"). The Company represents that the Annual 2000 Meeting is currently scheduled for September 20, 2000 and undertakes and covenants to use its best efforts to hold the Annual 2000 Meeting by no later than November 15, 2000 and also undertakes and covenants to use its best efforts to cause to be adopted at such meeting the proposal relating to the Increase in Authorized Common. With respect to the CPS, within 15 days following the closing of the subscription hereunder, the Company will file with the Secretary of the State of Delaware a certificate of designation establishing the rights of the CPS, providing that the shares of the CPS shall have no special rights or privileges other than being automatically converted into an equal number of shares of the Company's Common Stock immediately following the adoption by the Company's stockholders at the Annual 2000 Meeting of the proposal respecting the Increase in Authorized Common.

      The Company may, at any time commencing after the end of the sixth month period following the issuance of the Warrant and upon delivery of a notice of redemption to the holder hereof (hereafter, the "Notice of Redemption") redeem (to the extent not then exercised) the Warrant for $.10 per Warrant share if the underlying common stock issuable upon exercise of the Warrant is covered by an effective


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

registration statement on Form SB-2 (or any other appropriate form) under the Securities Act of 1933, as amended and the Company's common shares have traded at or above 200% of the exercise price for a period of twenty consecutive trading days immediately preceding the date on which the Notice of Redemption is deposited or transmitted; provided, that, the provisions relating to such redemption shall apply only upon (and following) the approval by the Company's stockholders at the Annual 2000 Meeting of the Increase in Authorized Common and provided, further, that, notwithstanding the foregoing, the Holder may exercise within seven (7) business days following delivery to the Holder of the Notice of Redemption the Warrant (in part or in full) by payment in immediately available funds of the amount reflecting such exercise of the Warrant.

      Together with this Subscription Agreement, the undersigned is delivering to the Company, a check payable to "AMBIENT CORPORATION " in the full amount of the purchase price for the Shares which the undersigned is subscribing for pursuant hereto or funds by wire transfer as instructed by the Company.

(B) The Shares and Warrant to be purchased by the undersigned are part of a private placement of the Company's securities (the "Private Placement") of up to 3,000,000 shares of Common Stock or CPS and warrants for an additional 3,000,000 shares of CPS. These securities will be offered by the Company on a "best efforts" basis up to the maximum Offering of $6,000,000. If all the securities are sold, the Company will receive an aggregate of six million dollars ($6,000,000) less the fees and expenses of the Private Placement, which management estimates will be approximately $625,000.

2. Registration Rights (i) The Company will include in a registration statement (the "Registration Statement") which the Company will prepare and file within 30 days after the closing of the subscription hereunder with the SEC under the Act the Shares and, if the Company stockholders shall have approved at the Annual 2000 Meeting the proposal relating to the Increase in Authorized Common, the Common Stock issuable upon the full exercise of the Warrant ( in each such case, collectively, the "Securities"). The undersigned shall pay any and all underwriting commissions, if any, in connection with the re-sale by the undersigned of the Securities, but the Company shall bear all fees and expenses attendant to registering the Securities under federal, state and any other securities laws, and any required filings with the NASD, including, without limitation, all printing costs.

      (ii) The Company shall use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. The Company shall keep effective and current any registration or qualification contemplated by this Agreement and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication in order to maintain the Registration Statement effective and current for so long as the Securities are not transferable under Rule 144(k) under the Act; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities;

      (iii) The Company shall use its best efforts to cause the Securities to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder(s) may reasonably request; provided, however, that the Company shall not by reason of this Article be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process in such jurisdiction;

      (iv) Upon request, the Company shall furnish each Holder and its counsel copies of all registration statements and amendments and supplements thereto, each preliminary and final prospectus and amendment and supplement thereto, comment letters from the Commission, the National Association of Securities Dealers ("NASD") and state securities commissions, and such other documents as any Holder shall reasonably request to facilitate the disposition of the Securities included in such registration;

      (v) The Company will indemnify and hold harmless each Holder, and each partner, officer, director, and controlling person of such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions in respect thereof under the Act, the Exchange Act, common law or otherwise arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like as amended and supplemented) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse each such Holder, and each partner, officer, director, and each controlling person of such Holder, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable to any Holder or any partner, officer, director and controlling person of any Holder, to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission contained in information furnished to the Company by any Holder in writing specifically for use therein.

      (vi) In connection with any registration statement in which a holder of Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company and any underwriter reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder.


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

      (vii) Each Holder will indemnify and hold harmless each other Holder (the "Indemnitee"), and each partner, officer, director, and controlling person of such Indemnitee against all claims, losses, damages and liabilities (or actions in respect thereof under the Act, the Exchange Act, common law or otherwise) arising out of or based on any untrue statement or omission contained in information furnished by such Holder in writing specifically for use by the Company in connection with this offering and relied on by the Company and the Indemnitee; provided, however, that the indemnification set forth in this subparagraph (vii)) shall be limited to the amount, with respect to each Holder, equal to the gross proceeds realized by such Holder from the sale of such securities registered pursuant to such registration statement.

      (viii) If the indemnification provided for in subparagraphs (vi) and (vii) above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such of loss, liability, claim, damage, expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this subparagraph (viii), a Holder shall not be required to contribute any amounts in excess of the amount equal to the gross proceeds realized by such Holder from the sale of the securities registered pursuant to such registration statement.

      (ix) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

      (A) make and keep public information available as those terms are understood and defined in Rule 144 under the Act;

      (B) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

      (C) so long as a Holder owns any restricted Securities, furnish to the Holder promptly upon a written request by the Holder as to the Company's compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of Securities to the general public), and of the Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing himself, herself or itself of any rule or regulation of the Commission allowing the Holder to sell any such Securities without registration.

      (x) Notwithstanding the forgoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the holders in writing of the existence of a Potential Material Event, the holders shall not offer or sell any Securities, or engage in any other transaction involving or relating to the Securities, from the time of the giving of notice with respect to a Potential Material Event until either the events or circumstances comprising such Potential Material Event have been disclosed to the public or no longer constitute a Potential Material Event; provided however, that the Company may not so suspend the right to such holders of Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period. The term "Permitted Suspension Period" means one or more suspension periods during any consecutive 12-month period which suspension periods, in the aggregate, do not exceed fifty (50) days, provided, however, that no one such suspension period shall either (i) be for more than twenty (20) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period) and the term "Potential Material Event" shall mean any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination. Notwithstanding anything to the contrary contained herein, the provisions hereof shall not apply to the extent that any of the Securities then included in such Registration Statement may be sold or otherwise transferred under Rule 144 under the Act or are transferred in a private non-brokerage transaction.

3. Representations and Warranties of the Undersigned. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

      (i) The undersigned has received and reviewed the draft registration statement on Form SB-2 as of the date hereof prepared by the Company and expected to be filed with the Securities and Exchange Commission (the "SEC") (with such amendments and revisions as the Company shall deem necessary or desirable), the Company's Corporate Fact Sheet presented to the undersigned and the Power Point Presentation (dated June 2000) (hereinafter collectively, the "Offering Materials"), and except for the Offering Materials, the representations contained herein and the representations in the Company's filings with the SEC under The Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned has not relied upon any other materials or literature relating to the offer and sale of the Securities;

      (ii) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

      (iii) The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Securities

      (iv) The information provided by the investor in this Subscription Agreement being delivered by the undersigned to the Company herewith is true, complete and correct in all material respects, and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Act, which is based upon non-public offerings is applicable to the offer and sale of the Securities, based, in part, upon the representations, warranties and agreements made by the undersigned herein ;

      (v) Except as set forth in the Offering Materials, the representations contained in the Company's filings with the SEC under the Exchange Act, or herein, no representations or warranties have been made to the undersigned by the Company or by any agent, employee, or affiliate of the Company, and in entering into this transaction the undersigned is not relying upon any information, other than the results of independent investigation by the undersigned and the representations contained herein and in the Offering Materials and the Company's filings with the SEC under the Exchange Act,;

      (vi) The undersigned understands that: (A) the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant have not been registered under the Act or the securities laws of any state, and are being offered by the Company based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act; (B) the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless an exemption from such registration provisions is available with respect to said resale or transfer; (D) other than as set forth in the Offering Materials or herein, the Company is under no obligation to register the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F) stop transfer instructions will be placed with the Company's transfer agent, if any, for the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant.

      (vii) The undersigned is acquiring the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant solely for the account of the undersigned, for investment purposes only, and not with a view towards their public distribution;

      (viii) The undersigned will not sell or otherwise transfer any of the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant unless and until: (A) said securities, shall have first been registered under the Act and all applicable state securities laws; or (B) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

      (ix) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder, and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

      (x) The undersigned meets the requirements of at least one of the suitability standards for an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act and as set forth in this Subscription Agreement;

      (xi) The undersigned has carefully reviewed the Risk Factors listed below associated with an investment in the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant and as outlined in the Offering Materials and understands that an investment in such securities offered hereby is highly speculative and involves a high degree of risk and should not be purchased by anyone who cannot afford the loss of his entire investment;

4. Representations and Warranties of the Company. In order to induce the undersigned to make this subscription, the Company hereby represents and warrants to, and covenants with, the undersigned as follows:

      (i) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

      (ii) The Company's authorized capital and its outstanding shares of stock are as set forth in the Offering Materials.

      (iii) All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares, the Warrant and any capital stock issuable upon exercise of the Warrant being sold hereunder has been taken or will be taken prior to the closing of the subscription hereunder (except with respect to the Increase in Authorized Common which will be taken at the Annual 2000 Meeting), and this Agreement, upon due execution and delivery, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      (iv) The Shares, the Warrant and any capital stock issuable upon exercise of the Warrant which are being purchased hereunder as well as the capital stock issuable upon the exercise of the Warrants or any other capital stock into which such Warrant shares are converted, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and the undersigned shall have good and marketable title to such Securities, free and clear of any liens, pledges, encumbrances, taxes, charges or restrictions of any kind (other than those created by or through the undersigned).

      (v) The Company is not in violation of, or default under, any provisions of its Certificate of Incorporation or Bylaws, both as currently in effect. To its knowledge, the Company is in compliance in all material respects with all applicable laws, rules, regulations, judgments, decrees and governmental orders, except for such non-compliance that would not have a material adverse effect on the properties, financial condition, operations, prospects or business of the Company.

      (vi) There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, under the Warrant) or which might result, either individually or in the aggregate, in any material adverse effects on the assets, financial condition, operations or business of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

      (vii) Of the proceeds from this subscription, 87.5% thereof shall be used by the Company solely for the support and maintenance of its activities relating to PLT Solutions, Inc., the Company's majority-owned subsidiary, and the balance of the proceeds (12.5%) for the continuing on-going activities and operation of the Company.

      (viii) Except as set forth in this subparagraph (viii), to the Company's best knowledge, the financial statements and balance sheet of the Company contained in its 10Q filed with the Securities and Exchange Commission for the period ended March 31, 2000, fairly present in all material respects with respect to the Company the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply, and such financial statements and balance sheet have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete in all material respects, and are in accordance with the books and records of the Company; provided, that, notwithstanding the foregoing, the Company anticipates filing an amendment and restatement of the Company's financial statements and balance sheet for the three month period ended March 31, 2000, whereby there will not be reflected a material increase in the stockholders deficit but there will be reflected an increase in the Company's loss of an amount not exceeding $10,500,000 (such anticipated amendment being the "Q1 Amendment").

      (ix) Except as set forth in sub-paragraph (viii) above with respect to the Q1 Amendment, no representation, warranty or statement by the Company in this Subscription Agreement, in the Offering Materials or in the materials filed with the SEC under the Exchange Act contained, as of their respective dates, or now contains, any untrue statement of a material fact or, as of such dates, omitted to, or when taken together now omits to state, a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                  RISK FACTORS

      This offering involves a high degree of risk. The undersigned (sometimes referred to as "you") should be able to bear a complete loss of its investment. The undersigned should carefully consider the risks described below and the other information in this prospectus before deciding to invest in shares of the Company (the Company is sometimes referred to as "we"). If any of the following risks actually occur, our business, financial condition and results of operations would likely suffer. In such case, the market price of our capital stock could decline, and you may lose all or a part of the money you pay to buy our stock.

We will require additional financing to continue operating.

      The Company's capital requirements in connection with its development and marketing activities have been and will continue to be significant. The Company has been dependent upon the proceeds of sales of its securities to investors to fund its development and marketing activities and as of March 31, 2000, we had an accumulated deficit of approximately 19.0 million including $12.8 million in non-cash charges primarily related to the issuance of warrants and the extinguishments of debt. The Company is not generating revenues from its operations to fund its activities and is, therefore, is dependent on the proceeds of this Offering to continue the development of its technology and the marketing of its products. In the event that the proceeds of this Offering and cash flow prove to be insufficient to fund operations (due to a change in the Company's plans or a change, or an inaccuracy, in its assumptions or as a result of unanticipated expenses, technical difficulties or otherwise), the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms, or at all. The Company has no current arrangements with respect to, or sources of, additional financing. The inability to obtain additional financing when needed would have a material adverse effect on the Company, including, possibly, requiring the Company to curtail or cease its operations. Accordingly, there is substantial doubt as to the Company's ability to repay the Notes on their maturity date. To the extent that any future financing involves the sale of the Company's equity securities, the holdings of the Company's then existing stockholders could be substantially diluted.

We have lost money in every quarter and year, and we expect these losses to continue in the foreseeable future.

      Since we began our operations in 1996, we have lost money in every quarter and year. As of March 31, 2000, we had an accumulated deficit of approximately
19.0 million including $12.8 million in non-cash charges primarily related to the issuance of warrants and the extinguishments of debt. We may not be able to generate sufficient revenue to become profitable. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.

"Going concern" statement in auditor's report may make it difficult to raise new capital.

      We are a development stage company and we have not had any revenues to date. As of March 31, 2000, we had an accumulated deficit of approximately 19.0 million including $12.8 million in non-cash charges primarily related to the issuance of warrants and the extinguishments of debt from June, 1996 (date of inception). The report of the independent auditors on our financial statements for the year ended December 31, 1999 includes an explanatory paragraph relating to the uncertainty of our ability to continue as a going concern, which may make it more difficult for us to raise additional capital.

We have only been in business for a short period of time, so your basis for evaluating us is limited.

      We are a development stage company with a limited history of operations. As a result, there is a limited history of operations for evaluating our business. You must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including the market for the provision of rapid power-line telecommunication services in which our 90.01% owned subsidiary, PLT Solutions, Inc. is engaged and Internet and e-commerce access via screen phones in which our minority-owned subsidiary Kliks is engaged. Some of these risks and uncertainties relate to our ability to:

      o in the case of PLT, ensure that the insulated packaging of our proprietary coupler pass the high voltage tests, necessitating additional designing efforts and thereby increasing costs;

      o in the case of PLT, establish and maintain relationships with leading with a modem and media access control processor chip manufacturer and a data network equipment manufacturer, and collaborate with a utility company;

      o in the case of PLT, verify that at least one modem technology available from suppliers is suitable for high speed data transmission over medium voltage power lines;

      o in the case of PLT, successfully complete a pilot project, thereby establishing product feasibility in a realistic operating environment;

      o in the case of Kliks, failure to successfully execute an implementation program with the Israeli national company;

      o     respond effectively to actions taken by our competitors;

      o build our organizational and technical infrastructures to manage our growth effectively;

      o design, develop and implement effective products for existing clients and new clients; and

      o     attract, retain and motivate qualified personnel.

      If we are unsuccessful in addressing these risks and uncertainties, our business, financial condition and results of operations will be materially and adversely affected.

The market for our products is unproven.

      The market for rapid power-line data telecommunication, in the case of PLT, and Internet access and e-commerce browsing via screen phones, in the case of Kliks, is unproven. For us to be successful in entering power-line data telecommunications services industry, network equipment manufacturers and media access control processor chip manufacturers, as well as users, must accept the concept of power-line data telecommunication generally and also adopt the solution that we have developed. There can be no assurance that utilization of electrical power grids as a medium of rapid data transmission will be commercially accepted. For example, utilities may react negatively to the attachment of our coupler to the power grids. In certain countries, such as Japan, there may be regulations restricting the transmission of high frequency over power-lines, necessitating governmental permission, which may be denied or delayed. Moreover, the high frequency electrical characteristics of the power grid in some countries or localities may prevent the efficient transmission of high frequency signals, and thus not permit the implementation of our solution. Also, the neighborhood grid may be so large or complicated that the network operation may only be able to provide greatly reduced data speeds. Further, in the case of PLT, our solution may not achieve or sustain market acceptance under emerging industry standards or may not meet, or continue to meet, the changing demands of the [media access and network equipment manufacturers. If the market for power-line based rapid transmission of data (in the case of PLT) or Internet access and e-mail browsing via screen phones (in the case of Kliks) fails to develop or develops more slowly than expected, or if either of our PLTs' or Klik's solution does not achieve or sustain market acceptance, our business, financial condition and results of operations would be materially adversely affected.

You should not rely on our quarterly or year-end operating results as an indication of how we will do in the future.

      Our quarterly and year-end operating results may vary significantly in the foreseeable future due to a number of factors that could affect our performance, expenses or prospects during any particular quarter. These factors include:

      o the demand for power-line based rapid telecommunication data transmission and for screen phones;

      o the degree of acceptance of our power-line telecommunication solution by network equipment and media access equipment manufacturers and screen phones by consumers;

      o the regulatory climate in certain countries or localities relating to the use of power-line based rapid data transmission and screen phones

      o     changes in our operating expenses;

      o     the development of our direct and indirect distribution channels;

      o changes in fees paid for our services resulting from competition or other factors;

      o economic conditions specific to the telecommunications, Internet access and e-commerce industries;

      Due to all of the foregoing factors, and the other risks discussed in this section, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that in some future periods our operating results will be below the expectations of public market analysts and investors. In this event, the price of our common stock would likely fall.

      In the event that the prospective customers of our proposed technologies were to determine that the benefits of using our technology did not justify the cost of licensing the technology, demand for our technology would decline. Any factor that results in a decline in demand for our copy protection technology would have a material adverse effect on our business, financial condition and result of operations.

There are many competitors in the power-line data telecommunications and Internet access industries and we may not be able to compete effectively against them.

      The high frequency rapid data transmission industry and the Internet access and e-commerce browsing industry are extremely competitive. Our primary competitors include companies with substantially greater financial, technological, marketing, personnel and research and development resources than ours. There can be no assurance that we will be able to compete successfully in this market. In particular, in the case of PLT, certain companies, such as Media Fusion, claim to provide high frequency rapid data transmission. This alternate high frequency rapid transmission currently available may prove to be more successful than PLT's solution. There can be no assurance that other companies will not enter the market in the future. There can be no assurance that we will be able to continue developing products with innovative features and functions, or that development by others of similar or more effective products will not render our products or technologies noncompetitive or obsolete.

New Products and Rapid Technological Change.

      The market for our proposed products is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. Our success will depend in part on our ability to enhance our planned technologies and products and to introduce new products and technologies to meet changing customer requirements and evolving industry standards. We currently devote, and intend to continue to devote, substantial resources toward the development of high frequency rapid power-line based data transmission and Internet access and e-commerce browsing via screen-phones. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products, if any, will satisfy the needs of the market. There can also be no assurance that products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete. See "Competition."

We have limited marketing experience and capabilities.

      We have limited marketing experience and limited financial, personnel and other resources to undertake marketing and advertising activities. To date we have generated no revenues. Demand for our proposed products will depend principally upon competitive pricing, data rate and system reliability, in the case of high speed power-line transmission, data rate and system reliability. As is typically the case with newly-introduced products, the ultimate level of demand for our products is subject to a high degree of uncertainty. Developing market acceptance for our existing and proposed product will require substantial marketing efforts and the expenditure of a significant amount of funds to inform network equipment manufacturers of the perceived advantages of our products. There can be no assurance that our marketing efforts will result in demand for, or market acceptance of, our proposed products. There can be no assurance that we will be able to market these products successfully or that our efforts will result in any significant revenues. We may seek a strategic alliance with a partner with an international marketing capability. We are not currently engaged in negotiations with any potential strategic partner and there can be no assurance that we will be able to identify a suitable partner or that, if so, we will be able to sign an agreement on acceptable terms.

We have very few employees and are particularly dependent on Dr. Yehuda Cern.

      We have a small number of employees. Although we believe we maintain a core group sufficient for us to effectively conduct our operations, the loss of certain of our key personnel could, to varying degrees, have an adverse effect on our operations and product development. The loss of Dr. Yehuda Cern, the Chief Technology Officer for Insulated Connection Corporation, Ltd., our wholly-owned Israeli subsidiary ("ICC"), would have a material adverse affect. We have not obtained "key-man" life insurance on the life of Dr. Cern. Many of our key employees and corporate officers reside in Israel.

We are subject to risks associated with international operations.

      We conduct business from our facilities in Israel. Our international operations and activities subject us to a number of risks, including the risk of political and economic instability, difficulty in managing foreign operations, potentially adverse taxes, higher expenses and difficulty in collection of account receivable. In addition, a substantial portion of our payroll is paid in the currency of Israel, where most of our employees reside and our research and development operations are located. Because our financial results are reported in U.S. dollars, they are affected by changes in the value of the various foreign currencies that we use to make payments in relation to the U.S. dollar. We do not cover known or anticipated operating exposures through foreign currency exchange option or forward contracts.

We are subject to risks associated with operations in Israel.

      Our affiliates, other than PLT Solutions Inc., maintain offices and research and development facilities in Israel and are directly affected by prevailing economic, military and political conditions that affect Israel.

We need to establish and maintain licensing relationships with companies in related fields.

      Our future success will depend in part upon our ability to establish and maintain relationships with spread spectrum modem and MAC processor manufacturers and network integrators, in the case of power-line telecommunications and CPS Europe Ltd., in the case of screen phones. We believe that these current and future relationships can allow us greater access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by these other companies are not within our control. We may not be able to maintain our existing relationships or enter into beneficial relationships in the future. Other parties may not perform their obligations as expected. Our reliance on others for the development, manufacturing and distribution of our technologies and products may result in unforeseen problems.

Minority Holdings in our Subsidiaries.

      We own 90.01% of the issued and outstanding capital stock of our subsidiary PLT Solutions, Inc. and 40% of Kliks. The remaining 9.9% and 60% of, respectively, PLT's and Kliks' issued and outstanding capital stock is held by Dr. Cern, the Chief Technology Officer for ICC and Mr. Bernie Wolff, our Vice-President. Dr. Cern has certain anti-dilution protection until such time as we shall have transferred an aggregate of $1 million to PLT. Such anti-dilution protection could make future financing for us more difficult to obtain, if at all.

Funding Obligations in Kliks.

      We are required to provide funding to Kliks in an amount not exceeding $1 million as part of its budget. The amounts are to be advanced by way of loans by us to Kliks, which loans bear simple interest at a per annum rate of 7%. The Kliks Board of Directors is currently comprised of our Chairman, Mr. Michael Braunold, and our Vice-President and Kliks' 60% shareholder, Mr. Bernie Wolff. Mr. Braunold sits on Kliks Board of Directors as Ambient's designee. Under the shareholders agreement with Kliks, the Kliks budget is subject to the approval of Mr. Braunold, in his capacity as a director of Kliks. To date, we have funded $232,000 of such obligation.

Our efforts to protect our intellectual property rights may not be adequate.

      Our success depends on our proprietary technologies. We rely on a combination of patent, trademark, copyright and trade secret laws, nondisclosure and other contractual provisions, and technical measures to protect our intellectual property rights. See "Business." Our patents, trademarks or copyrights may be challenged and invalidated or circumvented. Any patents that issue from our pending or future patent applications or the claims in pending patent applications may not be of sufficient scope or strength or be issued in all countries where our products can be sold or our technologies can be licensed to provide meaningful protection or any commercial advantage to us. Others may develop technologies that are similar or superior to our technologies, duplicate our technologies or design around our patents. Effective intellectual property protection may be unavailable or limited in certain foreign countries. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise use aspects of processes and devices that we regard as proprietary. Policing unauthorized use of our proprietary information is difficult, and there can be no assurance that the steps we have taken will prevent misappropriation of our technologies. In the event that our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our products and technologies, which could have a material adverse effect on our business, financial condition and results of operations.

      Litigation may be necessary in the future to enforce any patents that may issue and other intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. There can be no assurance that any litigation of these types will be successful. Litigation could result in substantial costs, including indemnification of customers, and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations, whether or not this litigation is determined adversely to us. In the event of an adverse ruling in any litigation, we might be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringed technology. Our failure to develop or license a substitute technology could have a material adverse effect on our business, financial condition and results of operations.

Our stock price is volatile and could continue to be volatile.

      Investment interest in our common stock may not lead to the development of an active or liquid trading market. The market price of our common stock has fluctuated in the past and is likely to continue to be volatile and subject to wide fluctuations. In addition, the stock market has experienced extreme price and volume fluctuations. The stock prices and trading volumes for many software companies fluctuate widely for reasons that may be unrelated to their business or results of operations. The market price of our common stock may decline below the offering price. General economic, market and political conditions could also materially and adversely affect the market price of our common stock and investors may be unable to resell their shares of common stock at or above the offering price.

It may be difficult for a third party to acquire us.

      Provisions of Delaware law could make it more difficult for a third party to acquire us, even if it would be beneficial to our stockholders.

Penny Stock Regulation is applicable to investment in our shares.

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

      The undersigned has carefully reviewed the jurisdictional notice listed below and agrees to abide by any restrictions contained therein applicable to the undersigned; and

                              JURISDICTIONAL NOTICE

      Residents of All States:

            THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OR THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    *   *   *

      The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

      The undersigned understands that the Company may, in its sole discretion, reject this subscription and, in the event that the Private Placement is oversubscribed, reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription but in any event no later than 5 business days after the Company's receipt of the funds transmitted herewith. If the Company rejects all or any part of this subscription, it shall immediately remit to the undersigned that part of the purchase price representing the number of Shares and Warrant subscribed for by the undersigned but rejected by the Company.

      The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs, and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty, or covenant made by the undersigned.

      Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

      This Subscription Agreement: (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Delaware applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and its respective heirs, legal representatives, successors, and assignees.

      Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

      All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or, if deposited with a United States national post office, five (5) days after being mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth on the signature page hereof; and if to the Company, to the address provided above or to such other address as the Company or the undersigned shall have designated to the other by like notice provided, however, a copy of any such notice or other communication shall also be telecopied to the undersigned at (212) 593-8814.

                               Ambient Corporation

ACCREDITED INVESTOR CERTIFICATION

      PURCHASE OF THE SHARES AND WARRANTS INVOLVES SIGNIFICANT RISKS AND IS A SUITABLE INVESTMENT ONLY FOR CERTAIN TYPES OF POTENTIAL INVESTORS. SEE "RISK FACTORS."

      The purchase of Shares and Warrants is suitable only for investors who have no need for liquidity in their investments and who have adequate means of providing for their current needs and contingencies even if the investment in the Shares results in a total loss. Shares will be sold only to prospective investors which are "accredited investors" under Regulation D promulgated under the Securities Act. "Accredited Investors" are those investors which make certain written representations that evidence the investor comes within one of the following categories:

(Initial the appropriate category)

____ i) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
            Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that act; any Small

            Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in
            Section 3(21) of such act, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

____ ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

____ iii)   Any organization described in Section 501(c)(3) of the Internal
            Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

____ iv) Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of investment in the Shares, exceeds $1,000,000;

____ v) Any natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

____ vi) Any partnership or trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the units; or

____ vii)   Any entity in which all of the equity owners are accredited investors.

      As used in this Subscription Agreement the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and without any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

      The Company may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective investors. The Company may reject subscriptions in whole or in part if, in its discretion, it deems such action to be in the best interests of the Company. If the Offering is oversubscribed, the Company will determine which subscriptions will be accepted.

      If any information furnished or representations made by a prospective investor or others acting on its behalf mislead the Company or the Company as to the suitability or other circumstances of such investor, of if, because of any error or misunderstanding as to such circumstances, a copy of this Subscription Agreement is delivered to any such prospective investor, the delivery of this Subscription Agreement to such prospective investor shall not be deemed to be an offer and this Subscription Agreement must be returned to the Company immediately.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of ___ _______________, 2000.

________________       X   $2.00  =      ____________________________
No. of Shares         (Share Price)      Subscription Price

If the Investor is a PARTNERSHIP, CORPORATION or TRUST:

________________________________________
Signature

________________________________________
Print Name of Subscriber Organization

________________________________________
Print Name and Title of Person Signing

--------------------------------------------------------------------------------

                (All Subscribers should please print information
                     below exactly as you wish it to appear
                         in the records of the Company)

__________________________________________    __________________________________
Name and capacity in which subscription is    Taxpayer I.D. Number
made -- see below for particular
requirements

Address:                                      Address for notices, if different:

__________________________________________    __________________________________
Number and Street                             Number and Street

__________________________________________    __________________________________
City          State                  Zip       City        State        Zip Code

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted by Ambient Corporation this _____ day of __________ 2000, for _________ Shares.


Ambient Corporation


By:__________________________________________


Name:________________________________________


Title:_______________________________________